Exhibit 99.2

CVB Financial Corp. 701 North Haven Ave., Suite 350 Ontario, CA 91764 (909) 980-4030

Press Release For Immediate Release	Contact: Christopher D. Myers President and CEO (909) 980-4030

CVB Financial Corp. to Meet With Investors at Keefe, Bruyette & Woods’

Winter Financial Services Symposium in Boca Raton

Ontario, CA, February 10, 2016 – Christopher D. Myers, President and Chief Executive Officer of CVB Financial Corp., will be hosting one-on-one meetings with investors at Keefe, Bruyette & Woods’ Winter Financial Services Symposium on Friday, February 12, 2016. The event will take place at the Boca Raton Resort & Beach Club in Boca Raton, FL from February 11 to February 12, 2016. Mr. Myers will be in attendance for both days.

Mr. Myers’ investor presentation is available on CVB Financial Corp.’s website at www.cbbank.com under the “Investors” tab.

Corporate Overview

CVB Financial Corp. (“CVBF”) is the holding company for Citizens Business Bank. CVBF is the ninth largest bank holding company headquartered in California with assets of approximately $7.7 billion. CVBF recently earned the ranking of “Best Bank in America” according to Forbes’ America’s Best Banks 2016. Citizens Business Bank serves 44 cities with 40 Business Financial Centers, eight Commercial Banking Centers, and three trust office locations serving the Inland Empire, Los Angeles County, Orange County, San Diego County, Ventura County, Santa Barbara County, and the Central Valley area of California.

Shares of CVB Financial Corp. common stock are listed on the NASDAQ under the ticker symbol “CVBF.” For investor information on CVB Financial Corp., visit our Citizens Business Bank website at www.cbbank.com and click on the “Investors” tab.